Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated August 14, 2025 relating to the Ordinary Shares, $0.0001 par value per share, of MAC Copper Ltd shall be filed on behalf of the undersigned.

SPROTT INC. By: /s/ Thomas Ulrich
Name: Thomas Ulrich
Title: Authorized Person

RESOURCE CAPITAL INVESTMENT CORP. By: /s/ Thomas Ulrich
Name: Thomas Ulrich
Title: Authorized Person

SPROTT PRIVATE RESOURCE LENDING FUND II By: /s/ Thomas Ulrich
Name: Thomas Ulrich
Title: Authorized Person